040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20130060139-15
Filing Date and Time
01/29/2013 2:02 PM
Entity Number
E0047252013-3

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: PRESTON CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NEVADA BUSINESS CENTER, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with *par value:* 100000000 Par value per share: $ 0.0010 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) MATTHEW A TAYLOR
Name
311 WEST THIRD ST | CARSON CITY | NV | 89703
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

MATTHEW A TAYLOR
Name

X MATTHEW A TAYLOR
Incorporator Signature

311 WEST THIRD ST | CARSON CITY | NV | 89703
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NEVADA BUSINESS CENTER, LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

1/29/2013
Date

This form must be accompanied by appropriate fees.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20140066009-88
Ross Miller Secretary of State State of Nevada	Filing Date and Time 01/27/2014 8:34 AM
	Entity Number E0047252013-3

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PRESTON CORP.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE 3. Authorized Stock:

"The number of shares the Corporation is authorized to issue is 200,000,000 shares of Common Stock, $.001 par value."

Currently we have 4,840,000 shares issued and outstanding. Upon the effectiveness of this amendment, each holder of shares of record shall be entitled to, without surrender of their certificate(s) representing the shares, receive a certificate or certificates representing an additional Thirty Four (34) shares of Common Stock, $.001 par value for every One (1) share of issued and outstanding common stock held by each holder of stock. The Corporation will then have 169,400,000 shares issued and outstanding.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: over 51%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.